Exhibit 99.1

For Information Contact:

Laurie H. Alire

Varian, Inc.

650.424.5225

laurie.alire@varianinc.com

VARIAN, INC. REPORTS RECORD DILUTED EPS

FOR THIRD QUARTER FY04

Pro Forma Diluted EPS Up 29%, GAAP Diluted EPS Up 39%

PALO ALTO, Calif. — Varian, Inc. (Nasdaq: VARI) today reported sales of $236.7 million for the third quarter of fiscal year 2004, a record for any third quarter and an increase of 13.4% over third quarter 2003 sales of $208.7 million. The increase was driven by all three of the Company’s segments, with good growth from products for both life science and industrial applications.

“We are pleased with the results, particularly in a third quarter, which is traditionally a challenging quarter for us,” said Garry W. Rogerson, President and CEO. “Our balanced approach of developing products for both industrial and life science applications is paying off. Our factories executed more efficiently than forecast, newly released products were delivered faster than expected, and certain NMR sales including a 900MHz system and imaging systems were recognized earlier than expected – all of which contributed to a strong quarter.”

Records were also set in both pro forma and GAAP diluted earnings per share with increases of 29% and 39%, respectively, over the year-ago quarter. Pro forma net earnings were $16.1 million, or $0.45 pro forma diluted earnings per share, for the third quarter of fiscal year 2004, compared to $12.3 million, or $0.35 pro forma diluted earnings per share, in the third quarter of fiscal year 2003. On a GAAP basis, net earnings in the third quarter of fiscal year 2004 were $15.4 million, or $0.43 diluted earnings per share, compared to $10.7 million, or $0.31 diluted earnings per share, in the third quarter of fiscal year 2003. (For a complete reconciliation of pro forma financial information used in this press release to the most directly comparable GAAP financial information, please refer to the attached Reconciliations of GAAP to Pro Forma Results – Actual, Unaudited Condensed Consolidated Statements of Earnings and Unaudited Results of Operations; and Reconciliation of GAAP to Pro Forma Results – Projected, Results of Operations.)

The GAAP results for the third quarter of fiscal year 2004 include the following items:

— Curtailment of a defined benefit pension plan in Australia resulting in a gain of approximately $1.3 million (which could be offset by related plan settlement charges in the fourth quarter of fiscal year 2004), and

— Restructuring and other related costs of approximately $1.6 million incurred primarily in connection with the previously announced consolidation of consumables factories in Southern California.

The following items which occurred in the prior year’s third quarter impact the comparison with this year’s quarter:

—Restructuring costs of approximately $1.1 million,

—Transition costs of $0.5 million related to an acquisition, and

—Delayed revenues of $1.0 million to $1.5 million as a result of union-mandated work stoppages in Australia.

Results by Segment

Scientific Instruments revenues for the third quarter of fiscal year 2004 were $149.2 million, representing a 10.3% increase over revenues of $135.3 million in the third quarter of the prior year. Many of the Company’s information rich detection products, such as mass spectrometers, contributed to the growth. Growth was particularly strong in Europe.

Scientific Instruments operating profit margin for the third quarter of fiscal year 2004 was 10.5% on a pro forma basis and 8.9% on a GAAP basis. Compared to the third quarter of fiscal year 2003, the segment’s pro forma operating margins improved primarily as a result of changes in product mix and lower costs associated with newer leading edge products.

Vacuum Technologies revenues of $34.8 million rose 21.7% in the third quarter of fiscal year 2004 compared to revenues of $28.5 million in the third quarter of fiscal year 2003. Sales for both life science and industrial uses had good growth, but were particularly strong into a broad range of industrial applications. Vacuum Technologies operating profit margin in the third quarter of fiscal year 2004 was 15.4% on a pro forma basis and 15.3% on a GAAP basis. Pro forma operating margins compared to the prior year’s quarter improved primarily as a result of sales volume leverage.

Electronics Manufacturing revenues were $52.7 million in the third quarter of fiscal year 2004, up 17.5% from revenues of $44.9 million in the third quarter of fiscal year 2003. The revenue growth resulted primarily from increased demand from medical equipment and industrial customers. The pro forma and GAAP operating profit margin for Electronics Manufacturing was 12.2% in the third quarter of fiscal year 2004.

Outlook

The Company is increasing the low-end of its guidance for fiscal year 2004 from $1.64 to $1.69 pro forma diluted earnings per share, leaving the high-end of the fiscal year guidance unchanged at $1.74 pro forma diluted earnings per share. This puts the Company in the upper end of its prior guidance for the full fiscal year. GAAP diluted earnings per share for the full fiscal year are expected to be $1.55 to $1.64.

For the full fiscal year, the Company expects high-single digit revenue growth, with pro forma operating profit margins of approximately 10.1% to 10.3%. GAAP operating profit margins should be approximately 0.6% to 0.8% lower than the comparable pro forma results for the full fiscal year.

“We are encouraged to see greater interest generated by our new products, whether into life science or industrial applications,” said Rogerson, “which included, for example, our new metabonomics products for pharmaceutical research or our new range of atomic absorption products for environmental analyses.

“The drivers of growth in our industry are new products and services, and we are in an excellent position, having had a record number of product introductions in fiscal year 2004.

“To reach our aggressive three-year internal goals we must continue to develop products at a rapid rate, acquire new technologies and products, and reduce our cost structure. We are making progress on all fronts.”

Varian, Inc. will be holding a conference call with securities analysts and investors later today, July 28, 2004, at 2:00 p.m. Pacific time. Interested investors are invited to listen to the call by going to www.varianinc.com and clicking on the Investors link at the right side of the screen.

Non-GAAP (Pro Forma) Financial Measures

This press release includes non-GAAP (pro forma) financial measures for operating profit, operating margins, net earnings and diluted earnings per share. In each case, these non-GAAP financial measures exclude acquisition-related intangible amortization, restructuring and other related costs, acquisition transition costs, and defined benefit pension plan curtailment gains, as is detailed in the Reconciliations of GAAP to Pro Forma Results attached to this press release. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding acquisition-related intangible amortization provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends. In addition, investors have indicated to us that they analyze the benefits of acquisitions based on the cash return on the investment made, and thus consider financial measures excluding acquisition-related intangible amortization as important, useful information.

We similarly believe that excluding restructuring and other related costs (principally related to facility closures and employee terminations to improve operational efficiency), acquisition transition costs, and defined benefit pension plan curtailment gains provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods. Investors have indicated that they consider financial measures of our results of operations excluding restructuring and other related costs, acquisition transition costs, and defined benefit pension plan curtailment gains as important supplemental information useful to their understanding of our historical results and estimating of our future results.

We also believe that, in excluding acquisition-related intangible amortization, restructuring and other related costs, acquisition transition costs, and defined benefit pension plan curtailment gains, our non-GAAP financial measures provide investors with transparency into what is used by management to measure and forecast results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, our financial measures prepared in accordance with GAAP.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, including those relating to: anticipated revenue growth, operating profit margins, and diluted earnings per share for the fourth quarter of fiscal year 2004 and the full fiscal year. These forward-looking statements are based on management’s current expectations, are not guarantees of future performance, and involve certain risks and uncertainties that could cause the company’s actual results to differ materially from management’s current expectations and the forward-looking statements made in this press release. Those risks and uncertainties include, but are not limited to, the following: whether we will succeed in new product development, commercialization, performance, and acceptance, particularly in life science applications; whether we can achieve continued growth in sales in life science applications; risks arising from the timing of shipments, installations, and the recognition of revenues on leading-edge NMR systems; whether we can increase margins on newer leading-edge NMR products; the impact of shifting product mix on margins in the Scientific Instruments segment; whether we will see continued demand for vacuum products and for electronics manufacturing services; competitive products and pricing; economic conditions in the company’s product and geographic markets; whether we will see continued and timely delivery of key raw materials and components by suppliers; foreign currency fluctuations that could adversely impact revenue growth and earnings; whether we will see sustained market investment in capital equipment; whether we will see reduced demand from customers that operate in cyclical industries; the impact of delays on government funding for research; the actual cost of anticipated restructuring activities and their impact on future costs; and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission. We disclaim any intent or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise.

About Varian, Inc.

Varian, Inc. is a major supplier of scientific instruments, vacuum technologies, and specialized contract electronics manufacturing services. These businesses serve a broad range of life science and industrial customers worldwide. The company manufactures in 14 locations in North America, Europe, and the Pacific Rim and employs some 4,300 people. Varian, Inc. had fiscal year 2003 sales of $848 million. Additional information about Varian, Inc. is available at www.varianinc.com.

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS — ACTUAL

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

Third Quarter FY 2004 and Third Quarter FY 2003

	Fiscal Quarter Ended July 2, 2004			Fiscal Quarter Ended June 27, 2003
	GAAP	Pro Forma		GAAP	Pro Forma
Sales	$236,680	$236,680		$208,734	$208,734
Cost of sales	147,381	147,381		130,773	130,304	(2)

Gross profit	89,299	89,299		77,961	78,430

Operating expenses
Sales and marketing	39,591	39,591		36,153	36,153
Research and development	12,522	12,522		12,066	12,066
General and administrative	13,692	12,629	(1)	13,037	11,138	(3)

Total operating expenses	65,805	64,742		61,256	59,357

Operating earnings	23,494	24,557		16,705	19,073

Interest income (expense)
Interest income	747	747		413	413
Interest expense	(601)	(601)		(624)	(624)

Total interest income (expense), net	146	146		(211)	(211)

Earnings before income taxes	23,640	24,703		16,494	18,862
Income tax expense	8,274	8,646		5,773	6,602

Net earnings	$15,366	$16,057		$10,721	$12,260

Net earnings per diluted share	$0.43	$0.45		$0.31	$0.35

Diluted shares outstanding	35,794	35,794		35,048	35,048

SUMMARY OF RECONCILING ITEMS:

(1)	Excludes $704 in acquisition-related intangible amortization, $1,643 in restructuring and other related costs, and a pension curtailment gain of ($1,284).
(2)	Excludes $469 in acquisition transition costs.
(3)	Excludes $759 in acquisition-related intangible amortization, $1,103 in restructuring costs and $37 in acquisition transition costs.

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS — ACTUAL

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

First Nine Months FY 2004 and First Nine Months FY 2003

	Nine Months Ended July 2, 2004			Nine Months Ended June 27, 2003
	GAAP	Pro Forma		GAAP	Pro Forma
Sales	$681,918	$681,918		$609,091	$609,091
Cost of sales	424,406	424,406		376,456	375,987	(2)

Gross profit	257,512	257,512		232,635	233,104

Operating expenses
Sales and marketing	117,393	117,393		104,328	104,328
Research and development	36,326	36,326		34,028	34,028
General and administrative	36,939	33,907	(1)	36,051	30,969	(3)

Total operating expenses	190,658	187,626		174,407	169,325

Operating earnings	66,854	69,886		58,228	63,779

Interest income (expense)
Interest income	2,115	2,115		1,057	1,057
Interest expense	(1,817)	(1,817)		(1,888)	(1,888)

Total interest income (expense), net	298	298		(831)	(831)

Earnings before income taxes	67,152	70,184		57,397	62,948

Income tax expense	23,503	24,565		20,089	22,051

Net earnings	$43,649	$45,619		$37,308	$40,897

Net earnings per diluted share	$1.22	$1.27		$1.07	$1.17

Diluted shares outstanding	35,798	35,798		35,000	35,000

SUMMARY OF RECONCILING ITEMS:

(1)	Excludes $2,115 in acquisition-related intangible amortization, $2,201 in restructuring and other related costs, and a pension curtailment gain of ($1,284).
(2)	Excludes $469 in acquisition transition costs.
(3)	Excludes $1,910 in acquisition-related intangible amortization, $3,135 in restructuring costs and $37 in acquisition transition costs.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except par value amounts)

	July 2, 2004	October 3, 2003
ASSETS

Current assets
Cash and cash equivalents	$175,895	$135,791
Accounts receivable, net	171,381	165,049
Inventories	142,976	125,649
Deferred taxes	28,565	26,464
Other current assets	21,352	17,788

Total current assets	540,169	470,741
Property, plant, and equipment, net	120,840	120,088
Goodwill	127,487	126,411
Intangible assets, net	15,043	16,762
Other assets	4,020	3,050

Total assets	$807,559	$737,052

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Notes payable	$1,823	$—
Current portion of long-term debt	6,553	2,811
Accounts payable	72,728	61,209
Deferred profit	10,750	14,385
Accrued liabilities	155,094	141,938

Total current liabilities	246,948	220,343
Long-term debt	30,000	36,273
Deferred taxes	13,355	12,454
Other liabilities	10,444	10,413

Total liabilities	300,747	279,483

Stockholders’ equity
Preferred stock—par value $.01, authorized—1,000 shares; issued—none	—	—
Common stock—par value $.01, authorized—99,000 shares; issued and outstanding—34,846 shares at July 2, 2004 and 34,181 shares at October 3, 2003	252,572	252,630
Retained earnings	237,215	193,566
Accumulated other comprehensive income	17,025	11,373

Total stockholders’ equity	506,812	457,569

Total liabilities and stockholders’ equity	$807,559	$737,052

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Fiscal Quarter Ended		Nine Months Ended
	July 2, 2004	June 27, 2003	July 2, 2004	June 27, 2003
Cash flows from operating activities

Net earnings	$15,366	$10,721	$43,649	$37,308
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	6,041	6,102	18,945	17,432
(Gain) loss on disposition of property, plant, and equipment	(18)	(108)	22	(124)
Tax benefit from stock option exercises	—	837	3,716	1,352
Deferred taxes	(1,152)	2,865	(1,152)	2,865
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(3,344)	11,457	(3,107)	14,086
Inventories	(3,459)	(3,413)	(16,301)	(7,855)
Other current assets	(5,311)	584	(2,703)	2,585
Other assets	63	141	(40)	254
Accounts payable	3,988	(192)	11,230	5,318
Deferred profit	(1,175)	(5,319)	(3,637)	(4,413)
Accrued liabilities	7,562	(1,945)	12,393	14,827
Other liabilities	(101)	133	(493)	576

Net cash provided by operating activities	18,460	21,863	62,522	84,211

Cash flows from investing activities
Proceeds from sale of property, plant, and equipment	596	149	1,219	473
Purchase of property, plant, and equipment	(6,669)	(5,576)	(17,306)	(15,561)
Purchase of businesses, net of cash acquired	(320)	(858)	(1,070)	(23,586)
Private company equity investments	—	—	(1,318)	—

Net cash used in investing activities	(6,393)	(6,285)	(18,475)	(38,674)

Cash flows from financing activities
Repayment of debt	(1,250)	(1,250)	(2,815)	(3,082)
Issuance of debt	206	385	2,037	3,198
Repurchase of common stock	—	(2,294)	(23,895)	(10,368)
Issuance of common stock	5,186	2,629	20,121	5,600
Transfers to Varian Medical Systems, Inc.	(211)	(273)	(894)	(739)

Net cash provided by (used in) financing activities	3,931	(803)	(5,446)	(5,391)

Effects of exchange rate changes on cash and cash equivalents	(3,765)	4,093	1,503	5,847

Net increase in cash and cash equivalents	12,233	18,868	40,104	45,993

Cash and cash equivalents at beginning of period	163,662	92,270	135,791	65,145

Cash and cash equivalents at end of period	$175,895	$111,138	$175,895	$111,138

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS — ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin and per share data)

Third Quarter FY 2004 and Third Quarter FY 2003

and

First Nine Months FY 2004 and First Nine Months FY 2003

	Fiscal Quarter Ended		Nine Months Ended
	July 2, 2004	June 27, 2003	July 2, 2004	June 27, 2003
TOTALCOMPANY
Operating Profit
U.S. GAAP as reported	$23.5	$16.7	$66.9	$58.2
Pro forma adjustments:
Acquisition transition costs	—	0.5	—	0.5
Acquisition-related intangible amortization	0.7	0.8	2.1	1.9
Restructuring and other related costs	1.7	1.1	2.2	3.2
Pension curtailment gain	(1.3)	—	(1.3)	—

Pro forma as presented	$24.6	$19.1	$69.9	$63.8

Operating Margins
U.S. GAAP as reported	9.9%	8.0%	9.8%	9.6%
Pro forma adjustments:
Acquisition transition costs	—	0.3	—	0.1
Acquisition-related intangible amortization	0.3	0.3	0.3	0.3
Restructuring and other related costs	0.7	0.5	0.3	0.5
Pension curtailment gain	(0.5)	—	(0.2)	—

Pro forma as presented	10.4%	9.1%	10.2%	10.5%

Net Earnings
U.S. GAAP as reported	$15.4	$10.7	$43.6	$37.3
Pro forma adjustments:
Acquisition transition costs	—	0.3	—	0.3
Acquisition-related intangible amortization	0.4	0.5	1.4	1.2
Restructuring and other related costs	1.1	0.8	1.4	2.1
Pension curtailment gain	(0.8)	—	(0.8)	—

Pro forma as presented	$16.1	$12.3	$45.6	$40.9

Diluted Earnings Per Share
U.S. GAAP as reported	$0.43	$0.31	$1.22	$1.07
Pro forma adjustments:
Acquisition transition costs	—	0.01	—	0.01
Acquisition-related intangible amortization	0.01	0.01	0.03	0.04
Restructuring and other related costs	0.03	0.02	0.04	0.05
Pension curtailment gain	(0.02)	—	(0.02)	—

Pro forma as presented	$0.45	$0.35	$1.27	$1.17

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS — ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin data)

Third Quarter FY 2004 and Third Quarter FY 2003

and

First Nine Months FY 2004 and First Nine Months FY 2003

	Fiscal Quarter Ended		Nine Months Ended
	July 2, 2004	June 27, 2003	July 2, 2004	June 27, 2003
SCIENTIFIC INSTRUMENTS SEGMENT
Operating Profit
U.S. GAAP as reported	$13.4	$11.5	$40.3	$39.1
Pro forma adjustments:
Acquisition-related intangible amortization	0.7	0.7	2.0	1.8
Restructuring and other related costs	1.6	0.6	2.2	2.2

Pro forma as presented	$15.7	$12.8	$44.5	$43.1

Operating Margins
U.S. GAAP as reported	8.9%	8.5%	9.3%	9.9%
Pro forma adjustments:
Acquisition-related intangible amortization	0.5	0.6	0.5	0.5
Restructuring and other related costs	1.1	0.4	0.5	0.5

Pro forma as presented	10.5%	9.5%	10.3%	10.9%

VACUUM TECHNOLOGIES SEGMENT
Operating Profit
U.S. GAAP as reported	$5.3	$2.8	$16.9	$10.6
Pro forma adjustments:
Acquisition-related intangible amortization	0.1	—	0.1	0.1
Restructuring and other related costs	—	0.5	—	0.5

Pro forma as presented	$5.4	$3.3	$17.0	$11.2

Operating Margins
U.S. GAAP as reported	15.3%	9.8%	16.2%	12.3%
Pro forma adjustments:
Acquisition-related intangible amortization	0.1	0.1	—	0.1
Restructuring and other related costs	—	1.8	—	0.6

Pro forma as presented	15.4%	11.7%	16.2%	13.0%

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS — ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin data)

Third Quarter FY 2004 and Third Quarter FY 2003

and

First Nine Months FY 2004 and First Nine Months FY 2003

	Fiscal Quarter Ended		Nine Months Ended
	July 2, 2004	June 27, 2003	July 2, 2004	June 27, 2003
ELECTRONICS MANUFACTURING SEGMENT
Operating Profit
U.S. GAAP as reported	$6.4	$5.5	$15.8	$15.2
Pro forma adjustments:
Acquisition transition costs	—	0.5	—	0.5

Pro forma as presented	$6.4	$6.0	$15.8	$15.7

Operating Margins
U.S. GAAP as reported	12.2%	12.1%	11.0%	11.9%
Pro forma adjustments:
Acquisition transition costs	—	1.2	—	0.4

Pro forma as presented	12.2%	13.3%	11.0%	12.3%

GENERAL CORPORATE
Operating Profit
U.S. GAAP as reported	$(1.6)	$(3.1)	$(6.1)	$(6.7)
Pro forma adjustments:
Restructuring and other related costs	—	—	—	0.5
Pension curtailment gain	(1.3)	—	(1.3)	—

Pro forma as presented	$(2.9)	$(3.1)	$(7.4)	$(6.2)

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS — PROJECTED

RESULTS OF OPERATIONS

Full Year FY 2004

Range of Projected Results Fiscal Year Ending October 1, 2004
TOTAL COMPANY
Projected Diluted Earnings per Share
Projected U.S. GAAP	$1.55 – $1.64
Pro forma adjustments:
Projected acquisition-related intangible amortization	$0.05
Projected restructuring and other related costs	$0.07
Projected pension settlement and curtailment (gains) losses, net	$(0.02) - $0.02

Projected pro forma	$1.69 – $1.74

Projected Operating Margins
Projected U.S. GAAP	9.3% – 9.7%
Pro forma adjustments:
Projected acquisition-related intangible amortization	0.3%
Projected restructuring and other related costs	0.4%
Projected pension settlement and curtailment (gains) losses, net	(0.1)% - 0.1%

Projected pro forma	10.1% – 10.3%